Exhibit 10.3

EXECUTION VERSION

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is dated as of December 20, 2012 and entered into by and among MGM Resorts International, a Delaware corporation (“MGM Resorts”), MGM Grand Detroit, Inc., a Delaware corporation (“Detroit Inc”), New PRMA Las Vegas, Inc., a Nevada corporation (“New PRMA”), Mirage Resorts, Incorporated, a Nevada corporation (“Mirage Resorts”), Mandalay Resort Group, a Nevada corporation (“Mandalay Resort”), and each Additional Pledgor that may become a party hereto after the date hereof in accordance with Section 16 hereof (each of MGM Resorts, Detroit Inc, New PRMA, Mirage Resorts, Mandalay Resort and each Additional Pledgor being a “Pledgor” and collectively “Pledgors”), and Bank of America, N.A., as Administrative Agent under the Credit Agreement (as defined below) (in such capacity, together with its successors and assigns, “Administrative Agent”).

PRELIMINARY STATEMENTS

A.                                    Each Pledgor is or may become the legal and beneficial owner of certain shares of stock, partnership interests, interests in Joint Ventures, limited liability company interests and other equity interests (“Equity Interests”) in one or more Grantors of Mortgaged Real Property (the Grantors owned by such Pledgor, the “Subject Grantors”).

B.                                    Administrative Agent and Lenders have entered into an Amended and Restated Credit Agreement dated as of December 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; all capitalized terms used herein without definitions shall have the meanings assigned to such terms in such Amended and Restated Credit Agreement) with MGM Resorts and MGM Grand Detroit, LLC, a Delaware limited liability company (“Detroit” and, together with MGM Resorts, the “Borrowers”), pursuant to which Lenders have made certain loans and commitments and the L/C Issuers may issue certain Letters of Credit, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to the Borrowers.

C.                                    The Borrowers may from time to time enter, or may from time to time have entered, into one or more Secured Hedge Agreements with one or more Hedge Banks and one or more Secured Cash Management Agreements with one or more Cash Management Banks, and it is desired that the obligations of the Borrowers under the Secured Hedge Agreements and the Secured Cash Management Agreements, together with all obligations of the Borrowers under the Credit Agreement and the other Loan Documents, be secured hereunder.

D.                                    The Pledgors (other than MGM Resorts) executed and delivered the Guaranty, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), in favor of Administrative Agent for the benefit of the Secured Parties, pursuant to which each such Pledgor has guarantied the prompt payment and performance when due of all obligations of the Borrowers under the Credit

Agreement and all obligations of the Borrowers under the Secured Hedge Agreements and the Secured Cash Management Agreements.

E.                                    It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the agreements set forth herein and in the Credit Agreement and in order to induce Lenders to make Loans and the L/C Issuers to issue Letters of Credit under the Credit Agreement, to induce the Hedge Banks to enter into the Secured Hedge Agreements and to induce the Cash Management Banks to enter into the Secured Cash Management Agreements, each Pledgor hereby agrees with Administrative Agent as follows:

SECTION 1.                         Pledge of Security.  Each Pledgor hereby pledges and assigns to Administrative Agent, and hereby grants to Administrative Agent a security interest in, all of such Pledgor’s right, title and interest in and to the following (the “Pledged Equity”):

(a)                                 effective upon receipt of the approval of the applicable Gaming Authority, all Equity Interests in the Subject Grantors of such Pledgor now or hereafter owned by such Pledgor, whether such Equity Interests are classified as investment property or general intangibles under the Uniform Commercial Code as in effect in the State of New York (“UCC”), including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any Equity Interest, and including those owned on the date hereof and described in Part A of Schedule I for such Pledgor, the certificates or other instruments representing any of the foregoing and any interest of such Pledgor in the entries on the books of any securities intermediary pertaining thereto, and all distributions, dividends, and other property received, receivable or otherwise distributed in respect of or in exchange therefor;

(b)                                 to the extent not covered by clause (a) above, all proceeds of any or all of the foregoing Pledged Equity.  For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Pledged Equity or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgors or Administrative Agent from time to time with respect to any of the Pledged Equity.

Notwithstanding anything herein to the contrary, (x) in no event shall the Pledged Equity include, and no Pledgor shall be deemed to have granted a security interest in, any of such Pledgor’s rights or interests in or under any Equity Interests in any of its Subject Grantors to the extent, but only to the extent, that such a grant with respect to such Equity Interests would violate or be prohibited under any applicable Gaming Law (collectively, the “Excluded Property”); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property); provided, further, that if and when any such property shall cease to be Excluded

Property, a Lien on and security interest in such property shall be deemed granted therein and such property shall constitute Pledged Equity for purposes hereof, (y) the maximum aggregate amount that is, or under any contingency may be, secured at any time by any Principal Properties pursuant to this Agreement and the other Principal Property Collateral Documents is Three Billion Three Hundred Fifty Million Dollars ($3,350,000,000) (the “Principal Properties Secured Amount”) and (z) the maximum aggregate amount of the Secured Obligations that is, or under any contingency may be, secured at any time by this Agreement and the other Detroit Collateral Documents shall be equal to the portion of the Obligations which are actually borrowed or received by Detroit (the “Detroit Secured Amount” and, together with the Principal Properties Secured Amount, the “Secured Amounts”).  The limitation as to any Secured Amount includes any and all principal, interest, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, rents, insurance premiums and any other costs incurred to protect the Lien hereof and the other Principal Property Collateral Documents, expenses incurred by reason of any default under the terms hereof and thereof, and other amounts which are secured hereby or thereby.  As used in this paragraph, “Principal Property Collateral Documents” means this Agreement and each other present and future Collateral Document granting a Lien upon a Principal Property (including the equity securities of any Person which directly or indirectly owns a Principal Property) given to directly or indirectly secure the obligations of any Pledgor or any other Loan Party to Administrative Agent or the Secured Parties, “Principal Properties” means the real estate, physical facilities and depreciable assets associated with the Bellagio Hotel and Casino, The Mirage Casino Hotel, and the MGM Grand Las Vegas, the equity or limited liability company interests owned by MGM Resorts International or its subsidiaries in any Person that owns such respective properties, and any Equity Interests or Indebtedness of any Subsidiary of MGM Resorts International, and “Detroit Collateral Documents” means this Agreement and each other present and future Collateral Document granting a Lien upon any property or asset of Detroit given to directly or indirectly secure the obligation of Detroit to Administrative Agent or the other Secured Parties.

SECTION 2.                         Security for Obligations.  This Agreement secures, and the Pledged Equity is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations of each Pledgor.  “Secured Obligations” means, subject to Section 11.20 of the Credit Agreement, all Obligations of each Pledgor under the Loan Documents, the Secured Hedge Agreements (other than Excluded Swap Obligations) and the Secured Cash Management Agreements, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Administrative Agent or any other Secured Party as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgors now or hereafter existing under this Agreement (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to any Borrower, any other Grantor or any Pledgor, would accrue on such obligations, whether or not a claim is allowed against such Pledgor for such amounts in the related bankruptcy proceeding).

SECTION 3.                         Delivery of Pledged Equity.  All certificates or instruments representing or evidencing the Pledged Equity shall be delivered to and held by or on behalf of Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by each Pledgor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Administrative Agent.  Upon the occurrence and during the continuation of an Event of Default, Administrative Agent shall have the right, without notice to Pledgors, to transfer to or to register in the name of Administrative Agent or any of its nominees any or all of the Pledged Equity, subject to the revocable rights specified in Section 7(a).  In addition, Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Equity for certificates or instruments of smaller or larger denominations.

SECTION 4.                         Representations and Warranties.  Each Pledgor represents and warrants as follows:

(a)                                 Due Authorization, etc. of Pledged Equity.  Except as set forth on Schedule I, all of the Pledged Equity described on Part A of Schedule I for such Pledgor has been duly authorized and validly issued and is fully paid and non-assessable.

(b)                                 Description of Pledged Equity.  Except as set forth on Schedule I, the Pledged Equity constitutes all of the issued and outstanding Equity Interests in each issuer thereof, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Equity.  Part A of Schedule I for such Pledgor sets forth all of the Pledged Equity owned by such Pledgor.

(c)                                  Ownership of Pledged Equity.  Such Pledgor is the legal, record and beneficial owner of the Pledged Equity and its interests in the Pledged Equity are free and clear of any Lien except for the Permitted Encumbrances and other Liens permitted by Section 8.03 of the Credit Agreement.

(d)                                 Governmental Authorizations.  Except as set forth on Schedule I, other than receipt by the Pledgors of the approval of the Nevada Gaming Commission to the pledge of the Equity Interests in each Subject Grantor licensed by or registered with the Nevada Gaming Commission, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge by such Pledgor of the Pledged Equity pursuant to this Agreement and the grant by such Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by such Pledgor, or (iii) the exercise by Administrative Agent of the voting or other rights, or the remedies in respect of the Pledged Equity, provided for in this Agreement (except as may be required in connection with a disposition of Pledged Equity by laws affecting the offering and sale of securities generally).

(e)                                  Perfection.  Upon (i) the filing of UCC financing statements naming such Pledgor as “debtor”, naming Administrative Agent as “secured party” and describing the Pledged Equity in the filing offices listed on Schedule II, and (ii) in the case of Pledged

Equity consisting of certificated securities, in addition to filing such financing statements, delivery of the certificates representing such certificated securities to Administrative Agent, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, the security interests in the Pledged Equity, granted to Administrative Agent for the ratable benefit of the Secured Parties, will constitute perfected security interests therein prior to all other Liens, securing the payment of the Secured Obligations.

(f)                                   Office Locations; Type and Jurisdiction of Organization. Such Pledgor’s name as it appears in official filings in its jurisdiction of organization, type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization, principal place of business, chief executive office, office where such Pledgor keeps its records regarding the Pledged Equity, and organization number provided by the applicable Governmental Authority of the jurisdiction of organization are set forth on Schedule III annexed hereto or in the applicable Counterpart.

(g)                                  Names.  No Pledgor (or predecessor by merger or otherwise of such Pledgor) has, within the five year period preceding the date hereof, or, in the case of an Additional Pledgor, the date of the applicable Counterpart, had a different name from the name of such Pledgor listed on the signature pages hereof, except the names set forth on Schedule III annexed hereto or in the applicable Counterpart.

(h)                                 Margin Regulations.  The pledge of the Pledged Equity pursuant to this Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(i)                                     Other Information.  All information heretofore, herein or hereafter supplied to Administrative Agent by or on behalf of such Pledgor with respect to the Pledged Equity is accurate and complete in all material respects.

The representations and warranties as to the information set forth in Schedules referred to herein are made, as to each Pledgor (other than Additional Pledgors), as of the date hereof and, as to each Additional Pledgor, as of the date of the applicable Counterpart, except that, in the case of a Pledge Amendment, such representations and warranties are made as of the date of such Pledge Amendment.

SECTION 5.                         Covenants.  Each Pledgor shall:

(a)                                 not, except as expressly permitted by the Credit Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Equity, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Equity, except for Permitted Encumbrances and any other Liens permitted by Section 8.03 of the Credit Agreement, or (iii) permit any issuer of Pledged Equity to merge or consolidate unless all the outstanding Equity Interests of the surviving or resulting Person are, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent Person;

(b)                                 (i) cause each issuer of Pledged Equity (other than MGM Grand Detroit, LLC) not to issue any Equity Interests in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Pledgor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests of each issuer of Pledged Equity;

(c)                                  at its expense (i) perform and comply in all material respects with all terms and provisions of any agreement related to the Pledged Equity required to be performed or complied with by it, (ii) maintain all such agreements in full force and effect, and (iii) enforce all such agreements in accordance with their terms;

(d)                                 give Administrative Agent written notice of any (i) change in such Pledgor’s name, identity or corporate structure and (ii) reincorporation, reorganization or other action that results in a change of the jurisdiction or organization of such Pledgor, in each case, as soon as practicable and in any event no more than ten (10) days (or such longer period as may be agreed by Administrative Agent) thereafter;

(f)                                   promptly deliver to Administrative Agent all written notices received by it with respect to the Pledged Equity; and

(g)                                  if any Pledged Equity is not a security pursuant to Section 8-103 of the UCC, not take any action that, under such Section, converts such Pledged Equity into a security without causing the issuer thereof to issue to it certificates or instruments evidencing such Pledged Equity, which it shall promptly deliver to Administrative Agent as provided in this Section 5.

SECTION 6.                         Further Assurances; Pledge Amendments.

(a)                                 Each Pledgor agrees that from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver, and cause to be executed and delivered, at request of Administrative Agent, agreements establishing that Administrative Agent has control over all Pledged Equity and all further instruments and documents, and take all further action, that may be necessary, or that Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Equity.  Without limiting the generality of the foregoing, each Pledgor will:  (i) authorize and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as Administrative Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Administrative Agent’s reasonable request, appear in and defend any action or proceeding that may affect such Pledgor’s title to or Administrative Agent’s security interest in all or any part of the Pledged Equity. Each Pledgor hereby authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Equity without the signature of such Pledgor.

(b)                                 Each Pledgor further agrees that it will, upon obtaining any additional Pledged Equity, promptly (and in any event within five Business Days (or such longer period as may be agreed by Administrative Agent)) deliver to Administrative Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule IV annexed hereto (a “Pledge Amendment”), in respect of the additional Pledged Equity to be pledged pursuant to this Agreement; provided that the failure of such Pledgor to execute a Pledge Amendment with respect to any additional Pledged Equity shall not impair the security interest of Administrative Agent therein or otherwise adversely affect the rights and remedies of Administrative Agent hereunder with respect thereto.  Upon each such acquisition, the representations and warranties contained in Section 4 hereof shall be deemed to have been made by such Pledgor as to the Pledged Equity described in such Pledge Amendment.

SECTION 7.                         Voting Rights; Dividends; Etc.

(a)                                 So long as no Event of Default shall have occurred and be continuing:

(i)                                     each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Equity or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that such Pledgor shall not exercise or refrain from exercising any such right if Administrative Agent shall have notified such Pledgor that, in Administrative Agent’s reasonable judgment, such action would have a material adverse effect on the value of the Pledged Equity or any part thereof; and

(ii)                                  each Pledgor shall be entitled to receive and retain any and all dividends, other distributions and interest paid in respect of the Pledged Equity; provided, however, that any and all dividends, other distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity shall be, and shall forthwith be delivered to Administrative Agent to hold as, Pledged Equity and shall, if received by such Pledgor, be received in trust for the benefit of Administrative Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to Administrative Agent as Pledged Equity in the same form as so received (with all necessary endorsements).

(b)                                 Upon the occurrence and during the continuation of an Event of Default, upon written notice from Administrative Agent to Pledgors:

(i)                                     all rights of Pledgors to exercise the voting and other consensual rights that they would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights;

(ii)                                  except as otherwise provided in the Credit Agreement, all rights of Pledgors to receive the dividends, other distributions and interest payments that they would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Administrative Agent who shall thereupon have the sole right to receive and hold as Pledged Equity such dividends, other distributions and interest payments; and

(iii)                               all dividends, principal, interest payments and other distributions that are received by Pledgors contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Administrative Agent, shall be segregated from other funds of Pledgors and shall forthwith be paid over to Administrative Agent as Pledged Equity in the same form as so received (with any necessary endorsements).

(c)                                  In order to permit Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Administrative Agent all such proxies, dividend payment orders and other instruments as Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), each Pledgor hereby grants to Administrative Agent an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including, without limitation, giving or withholding written consents of holders of Equity Interests, calling special meetings of holders of Equity Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

SECTION 8.                         Administrative Agent Appointed Attorney-in-Fact.  Each Pledgor hereby irrevocably appoints Administrative Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of such Pledgor, Administrative Agent or otherwise, upon the occurrence and during the continuance of an Event of Default, in Administrative Agent’s reasonable discretion to take any action and to execute any instrument that Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

(a)                                 to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Equity without the signature of such Pledgor;

(b)                                 to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Equity;

(c)                                  to receive, endorse and collect any instruments made payable to such Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Equity or any part thereof and to give full discharge for the same;

(d)                                 to file any claims or take any action or institute any proceedings that Administrative Agent may deem necessary or desirable for the collection of any of the Pledged Equity or otherwise to enforce the rights of Administrative Agent with respect to any of the Pledged Equity;

(e)                                  to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Pledged Equity, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Administrative Agent in its sole discretion, any such payments made by Administrative Agent to become obligations of such Pledgor to Administrative Agent, due and payable immediately without demand; and

(f)                                   generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Equity as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and such Pledgor’s expense, at any time or from time to time, all acts and things that Administrative Agent deems necessary to protect, preserve or realize upon the Pledged Equity and Administrative Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

SECTION 9.                         Administrative Agent May Perform; No Assumption.

(a)                                 Upon the occurrence and during the continuance of an Event of Default, if any Pledgor fails to perform any agreement contained herein, Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of Administrative Agent incurred in connection therewith shall be payable by such Pledgor under Section 13(b).

Anything contained herein to the contrary notwithstanding, (i) each Pledgor shall remain liable under any agreements included in or related to the Pledged Equity, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Administrative Agent of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under any such agreements, and (iii) Administrative Agent shall not have any obligation or liability under any such agreements by reason of this Agreement, nor shall Administrative Agent be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 10.  Standard of Care.  The powers conferred on Administrative Agent hereunder are solely to protect its interest in the Pledged Equity and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Pledged Equity in its possession and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Pledged Equity, it being understood that Administrative Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Equity, whether or not Administrative Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Equity) to preserve rights against any prior parties or any other rights pertaining to any Pledged Equity, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Equity, or (d) initiating any action to protect the Pledged Equity against the possibility of a decline in market value.  Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Equity in its possession if such Pledged Equity is accorded treatment substantially equal to that which Administrative Agent accords its own property consisting of negotiable securities.

SECTION 11.  Remedies.

(a)                                 If any Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, Administrative Agent may exercise in respect of the Pledged Equity, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Equity), and Administrative Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Equity or any part thereof in one or more parcels at public or private sale or other disposition (including, without limitation, pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code of the United States), at any exchange or broker’s board or at any of Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Administrative Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Equity.  Administrative Agent or any other Secured Party may be the purchaser of any or all of the Pledged Equity at any such sale, and Administrative Agent, as agent for and representative of the Secured Parties (but not any Secured Party in its individual capacity unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Equity sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Equity payable by Administrative Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgors, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Administrative Agent shall not be obligated to make any sale of Pledged Equity regardless of notice of sale having been given.  Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor hereby waives any claims against Administrative Agent arising by reason of the fact that the price at which any Pledged Equity may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Administrative Agent accepts the first offer received and does not offer such Pledged Equity to more than one offeree.  If the proceeds of any sale or other disposition of the Pledged Equity are insufficient to pay all the Secured Obligations, Pledgors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Administrative Agent to collect such deficiency.  Administrative Agent (or any Lender, except with respect to a “credit bid” pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code of the United States) may be the purchaser or licensor of any or all of the Pledged Equity at any such sale or other disposition, free of any right or equity of redemption, which equity of redemption each Pledgor hereby releases, and Administrative Agent, as agent for the Secured Parties, shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Equity sold at any such sale or disposition, to use and apply any of the Obligations (subject to Section 11.20 of the Credit Agreement) as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale or other disposition.  Administrative Agent may sell the Pledged Equity without giving any warranties as to the Pledged Equity and may specifically disclaim any warranties of title, which procedures shall not be considered to adversely affect the commercial reasonableness of any sale of the Pledged Equity.

(b)                                 Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Equity conducted without prior registration or qualification of such Pledged Equity under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Equity for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including, without limitation, an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Administrative Agent by such Pledgor pursuant to Section 11(e), such Pledgor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable and that Administrative Agent shall have no obligation to delay the sale of any Pledged Equity for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

(c)                                  Each Pledgor recognizes that, by reason of certain requirements of the Gaming Laws, Administrative Agent or any purchaser may be required to obtain certain approvals under applicable Gaming Laws.  Each Pledgor acknowledges that any such sale may be at prices and on terms less favorable than those obtainable through a sale without such requirements.  Each Pledgor agrees that Administrative Agent may consider the likelihood that a particular purchaser will be able to obtain the required Gaming Approvals and the likely timing of obtaining such Gaming Approvals.

(d)                                 If Administrative Agent determines to exercise its right to sell any or all of the Pledged Equity, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Equity to be sold hereunder from time to time to furnish to Administrative

Agent all such information as Administrative Agent may request in order to determine the amount of Pledged Equity that may be sold by Administrative Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(e)                                  If Administrative Agent shall determine to exercise its right to sell all or any of the Pledged Equity, each Pledgor agrees that, upon request of Administrative Agent (which request may be made by Administrative Agent in its sole discretion), such Pledgor will, at its own expense:

(i)                                     execute and deliver, and cause each issuer of the Pledged Equity contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Administrative Agent, advisable to register such Pledged Equity under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(ii)                                  use its best efforts to qualify the Pledged Equity under all applicable state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Pledged Equity, as requested by Administrative Agent;

(iii)                               cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

(iv)                              do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Equity or any part thereof valid and binding and in compliance with applicable law; and

(v)                                 bear all costs and expenses, including reasonable attorneys’ fees, of carrying out its obligations under this Section 11(e).

Each Pledgor further agrees that a breach of any of the covenants contained in this Section 11(e) will cause irreparable injury to Administrative Agent, that Administrative Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Sections 11(e) shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.  Nothing in this Section 11(e) shall in any way alter the rights of Administrative Agent hereunder.

SECTION 12.  Application of Proceeds.  All proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Equity shall be applied as provided in the Credit Agreement.

SECTION 13.  Indemnity and Expenses.

(a)                                 Pledgors jointly and severally agree to indemnify Administrative Agent, each other Secured Party and each Related Party of any of the foregoing Persons (each an “Indemnitee”) from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that a court of competent jurisdiction determines in a final-non-appealable judgment that any claims, losses and liabilities resulted from (x) the gross negligence or willful misconduct of such Indemnitee or of any Related Indemnified Person of such Indemnitee, (y) a material breach of any obligations of such Indemnitee under any Loan Document by such Indemnitee or (z) any dispute solely among Indemnitees or of any Related Indemnified Person of such Indemnitee other than any claims against an Indemnitee in its capacity or in fulfilling its role as Administrative Agent (and any sub-agent thereof), Lender or L/C Issuer under the Facility and other than any claims arising out of any act or omission of the Pledgors or any of their Affiliates.  No Indemnitee or Pledgor shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Pledgor, in respect of any such damages incurred or paid by an Indemnitee to a third party).

(b)                                 Pledgors jointly and severally agree to pay to Administrative Agent upon demand the amount of any and all costs and expenses in accordance with Section 11.04(a) of the Credit Agreement.

(c)                                  The obligations of Pledgors in this Section 13 shall (i) survive the termination of this Agreement and the discharge of Pledgors’ other obligations under the Credit Agreement and the other Loan Documents and (ii), as to any Pledgor that is a party to the Guaranty, be subject to the provisions of Section 1(b) thereof.

SECTION 14.  Continuing Security Interest; Transfer of Loans.  This Agreement shall create a continuing security interest in the Pledged Equity and shall (a) remain in full force and effect until the Termination Conditions have been satisfied and the payment in full of all Secured Obligations arising under any Secured Hedge Agreement or Secured Cash Management Agreement, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Administrative Agent hereunder, to the benefit of Administrative Agent, the other Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), but subject to the provisions of Section 11.06 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise.  Upon the satisfaction of the Termination Conditions and the payment in full of all Secured Obligations arising under any Secured Hedge Agreement or Secured Cash Management Agreement, the security interest granted hereby shall terminate and all rights to the Pledged Equity shall revert to Pledgors.  Upon any such termination Administrative Agent will, at Pledgors’ expense, execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination.  In addition, upon the proposed sale, transfer or other disposition of any Pledged Equity by a Pledgor in accordance with the Credit Agreement for which such Pledgor desires to obtain a security interest release from Administrative Agent, a security interest release may be obtained pursuant to the provisions of Section 10.10 of the Credit Agreement.

SECTION 15.  Administrative Agent as Agent.

(a)                                 Administrative Agent has been appointed to act as Administrative Agent hereunder by Lenders, Hedge Banks and Cash Management Banks, by their acceptance of the benefits hereof.  Administrative Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Pledged Equity), solely in accordance with this Agreement and the Credit Agreement; provided that Administrative Agent shall exercise, or refrain from exercising, any remedies provided for in Section 11 in accordance with the instructions of the Required Lenders.

(b)                                 Administrative Agent shall at all times be the same Person that is Administrative Agent under the Credit Agreement.  Written notice of resignation by Administrative Agent pursuant to Section 10.06 of the Credit Agreement shall also constitute notice of resignation as Administrative Agent under this Agreement; and appointment of a successor Administrative Agent pursuant to Section 10.06 of the Credit Agreement shall also constitute appointment of a successor Administrative Agent under this Agreement.  Upon the acceptance of any appointment as Administrative Agent under Section 10.06 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent under this Agreement shall promptly (i) transfer to such successor Administrative Agent all sums, securities and other items of Pledged Equity held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under this Agreement, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created hereunder, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Administrative Agent hereunder.

SECTION 16.  Additional Pledgors and Release of Pledgors.

From time to time subsequent to the date hereof, in accordance with the terms of Credit Agreement, including, Sections 6.08 and 6.09, additional Restricted Subsidiaries of MGM Resorts may become parties hereto as additional Pledgors (each an “Additional Pledgor”), by executing a counterpart of this Agreement substantially in the form of Schedule V annexed hereto; provided that, no Restricted Subsidiary of MGM Resorts shall be required to become a party hereto except to the extent it is the owner of the Equity Interests of a Subject Grantor; provided further that if at any time a Pledgor or Additional Pledgor no longer owns the Equity Interests of any Subject Grantor or such Subject Grantor shall no longer own a Mortgaged Real Property, in each case in a manner permitted by the Credit Agreement, the security interest granted hereby in respect of such Subject Grantor shall automatically terminate and such Pledgor shall be released from all obligations hereunder.  Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Pledgors, each such Additional Pledgor shall be a Pledgor and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereto.  Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Pledgor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Company to become an Additional Pledgor hereunder.  This Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Pledgor hereunder.

SECTION 17.  Amendments; Etc.  No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and, in the case of any such amendment or modification, by Pledgors.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 18.  Notices.  Any notice or other communication herein required or permitted to be given shall be given in accordance with Section 11.02 of the Credit Agreement; provided, however, that, for the purposes hereof, the address of each party hereto shall be as provided in Section 11.02 of the Credit Agreement or as set forth under such party’s name on Schedule A hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 19.  Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Administrative Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 20.  Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 21.  Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 22. Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN ANY LOAN DOCUMENT WHICH EXPRESSLY STATES THAT IT SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL EACH BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ADMINISTRATIVE AGENT, ANY OTHER SECURED PARTY, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST SUCH PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR

PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 18.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 23.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 24.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by Administrative Agent and (i) when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) with respect to the Pledged Equity hereunder consisting of the Equity Interests in each Subject Grantor licensed by or registered with the Nevada Gaming Commission, upon receipt of the approval of the Nevada Gaming Commission to the pledge of such Pledged Equity.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, Pledgors and Administrative Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Pledgors:

MGM RESORTS INTERNATIONAL

By:	/s/ John M. McManus
Name:	John M. McManus
Title:	Executive Vice President, General Counsel and Secretary

MGM GRAND DETROIT, INC.
NEW PRMA LAS VEGAS, INC.
MIRAGE RESORTS, INCORPORATED
MANDALAY RESORT GROUP

By:	/s/ John M. McManus
Name:	John M. McManus
Title:	Secretary or Attorney-in-Fact, as applicable, of each of the foregoing

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Maurice Washington
Name:	Maurice Washington
Title:	Vice President, Agency Management Officer

Schedule A

Name	Notice of Address
MGM Resorts International MGM Grand Detroit, Inc. New PRMA Las Vegas, Inc. Mirage Resorts, Incorporated Mandalay Resort Group	MGM Resorts International 3600 Las Vegas Boulevard, South Las Vegas, NV 89109 Attn: William M. Scott IV

SCHEDULE I

Pledgor	Issuer	Class of Equity Interest	Certificate Nos.	Amount of Equity Interests	Percentage Owned
Mandalay Resort Group	MGM Resorts Mississippi, Inc.	Common shares	1	1000	100%

MGM Resorts International	MGM Grand Hotel, LLC	Membership interest	1	N/A	100%

MGM Resorts International	New York-New York Hotel & Casino, LLC	Membership interest	3	N/A	50%

New PRMA Las Vegas, Inc.	New York-New York Hotel & Casino, LLC	Membership interest	4	N/A	50%

Mirage Resorts, Incorporated	Bellagio, LLC	Membership interest	1	N/A	100%

Mirage Resorts, Incorporated	The Mirage Casino-Hotel	Common shares	2	100	100%

MGM Grand Detroit, Inc.	MGM Grand Detroit, LLC	Membership interest	N/A	N/A	97%

Exceptions to Section 4(a):

None.

Exceptions to Section 4(b):

Approximately 97% of the voting securities of MGM Grand Detroit, LLC are owned by MGM Grand Detroit, Inc. and 3% are owned by unrelated third parties.

Exceptions to Section 4(d):

The pledge of the common shares and membership interests, as applicable, of MGM Grand Hotel, LLC, New York-New York Hotel & Casino LLC, Bellagio, LLC and The Mirage Casino-Hotel will be subject to approval by the Nevada Gaming Commission.

SCHEDULE II

Filing Offices

Pledgor	Filing Offices
Mandalay Resort Group	Nevada Secretary of State 200 North Carson Street Carson City, NV 89701

MGM Resorts International	Delaware Secretary of State Division of Corporations John G. Townsend Building 401 Federal Street, Suite 4 Dover, DE 19901

New PRMA Las Vegas, Inc.	Nevada Secretary of State 200 North Carson Street Carson City, NV 89701

Mirage Resorts, Incorporated	Nevada Secretary of State 200 North Carson Street Carson City, NV 89701

MGM Grand Detroit, Inc.	Delaware Secretary of State Division of Corporations John G. Townsend Building 401 Federal Street, Suite 4 Dover, DE 19901

SCHEDULE III

Office Locations, Type and Jurisdiction of Organization

Name of Pledgor	Type of Organization	Office Locations	Jurisdiction of Organization	Organization Number

Mandalay Resort Group	Corporation	3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119	Nevada	C571-1974

MGM Resorts International	Corporation	3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109	Delaware	2082204

New PRMA Las Vegas, Inc.	Corporation	3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119	Nevada	C7415-1999

Mirage Resorts, Incorporated	Corporation	3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119	Nevada	C508-1949

MGM Grand Detroit, Inc.	Corporation	3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119	Delaware	2767602

Names of Pledgors Used in Past Five Years

Name of Pledgor	Names used in Past 5 Years
MGM Resorts International	MGM MIRAGE

SCHEDULE IV

PLEDGE AMENDMENT

This Pledge Amendment, dated                         ,         , is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below.  The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated December 20, 2012, among MGM Resorts International, a Delaware corporation, the other Pledgors named therein, and Bank of America, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used herein without definitions shall have the meanings assigned to such terms in the Pledge Agreement), and that the Pledged Equity listed on this Pledge Amendment shall be deemed to be part of the Pledged Equity and shall become part of the Pledged Equity and shall secure all Secured Obligations.

[NAME OF PLEDGOR]

By:
Title:

Issuer	Class of Equity Interests	Certificate Nos.	Amount of Equity Interests	Percentage Ownership Interest	Percentage Pledged

SCHEDULE V

FORM OF COUNTERPART

COUNTERPART (this “Counterpart”), dated               , is delivered pursuant to Section 16 of the Pledge Agreement referred to below.  The undersigned hereby agrees that this Counterpart may be attached to the Pledge Agreement dated December 20, 2012, among MGM Resorts International, a Delaware corporation, the other Pledgors named therein, and Bank of America, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used herein without definitions shall have the meanings assigned to such terms in the Pledge Agreement).  The undersigned, by executing and delivering this Counterpart, hereby becomes a Pledgor under the Pledge Agreement in accordance with Section 16 thereof and agrees to be bound by all of the terms thereof.  [Without limiting the generality of the foregoing, the items of property described in the schedule attached hereto shall be deemed to be part of and shall become part of the Pledged Equity and shall secure all Secured Obligations.(1)

[NAME OF ADDITIONAL PLEDGOR]

By:
Name:
Title:

(1)           Attach Schedule if appropriate to set forth applicable information per Schedules attached to the Pledge Agreement.